UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2026

Peakstone Realty Trust
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-41686	46-4654479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 606-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common shares, $0.001 par value per share	PKST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 2, 2026, Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), PKST OP, L.P., a Delaware limited partnership and a majority owned subsidiary of the Company (the “Operating Partnership” and, together with the Company, the “Company Parties”), BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P., each a Delaware limited partnership (collectively, “Parent”), Neon REIT Merger Sub LLC, a Delaware limited liability company and a subsidiary of Parent (“REIT Merger Sub”), and Neon OP Merger Sub LLC, a Delaware limited liability company and a subsidiary of Parent (“Operating Merger Sub” and, collectively with REIT Merger Sub and Parent, the “Parent Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Operating Merger Sub will be merged with and into the Operating Partnership, with the Operating Partnership surviving the merger (the “Surviving Partnership” and such merger, the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, REIT Merger Sub will be merged with and into the Company, with the Company surviving the merger (the “Surviving Entity” and such merger, the “Company Merger” and, together with the Partnership Merger, the “Mergers” and collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). Upon completion of the Company Merger, Parent (or subsidiaries thereof) will be the sole common shareholders of the Surviving Entity, and the Surviving Partnership will be wholly owned by Parent and the Surviving Entity (or subsidiaries thereof). Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.

The Mergers and the other Transactions were unanimously approved and declared advisable by the board of trustees of the Company (the “Company Board”).

Treatment of Common Stock

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each common share, par value $0.001 per share, of the Company (the “Company Common Shares”) that is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $21.00 per share, without interest (the “Company Merger Consideration”).

Notwithstanding the foregoing, each issued and outstanding Company Common Share held by the Parent Parties or any of their respective subsidiaries or any of the Acquired Companies (as defined below) as of the Company Merger Effective Time will be automatically cancelled and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such Company Common Shares in connection with or as a consequence of the Mergers.

Treatment of Operating Partnership Common Units

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each common unit of the Operating Partnership (each, an “Operating Partnership Common Unit”) that is issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the REIT Shares Amount (as defined in the Eighth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of April 13, 2023, by and between the Company and the limited partners party thereto, as amended, in effect on such date with respect to such Operating Partnership Common Units) multiplied by (ii) $21.00, without interest (the “Partnership Merger Consideration”).

Notwithstanding the foregoing, no consideration will be paid in respect of any issued and outstanding Operating Partnership Common Units held by (i) the Parent Parties or any of their respective subsidiaries or (ii) the Company or any of its subsidiaries (the “Acquired Companies”), nor will any right inure or be made with respect to such Operating Partnership Common Units in connection with or as a consequence of the Mergers.

Treatment of Company RSU Awards

At the Company Merger Effective Time, each award of restricted share units granted under the Company’s Second Amended and Restated Employee and Trustee Long-Term Incentive Plan, as amended (each, a “Company RSU Award”), whether vested or unvested, that is outstanding as of immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to the sum of (i) the product obtained by multiplying (A) the aggregate number of Company Common Shares underlying such Company RSU Award immediately prior to the Company Merger Effective Time by (B) the Company Merger Consideration plus (ii) the amount, if any, payable with respect to Distribution Equivalent Rights corresponding to such Company RSU Award that remains unpaid as of the Company Merger Effective Time, in each case, without interest and less any applicable withholding taxes.

Go-Shop; Prohibition on Solicitations of Transactions

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York City time) on March 4, 2026 (the “No Shop Period Start Date”), the Company has the right to (i) solicit, initiate or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to result in, any Competing Proposal, (ii) engage in, continue and otherwise participate in any discussions or negotiations regarding a Competing Proposal, (iii) furnish information (including non-public information) relating to the Company, the Operating Partnership and the Company’s subsidiaries and afford access to the business, properties, personnel, assets, books, records and other non-public information of the Company, the Operating Partnership and the Company’s subsidiaries to a third party pursuant to an Acceptable Confidentiality Agreement, and (iv) otherwise cooperate with or assist any Competing Proposal or inquiry. If any third party submits a written Competing Proposal that the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel based on the information then-available) constitutes or could be reasonably expected to lead to a Superior Proposal prior to 11:59 p.m. (New York City time) on the No Shop Period Start Date, such party will be deemed an “Excluded Party” for purposes of the Merger Agreement. If the Merger Agreement is terminated by the Company prior to 11:59 p.m. (New York City time) on March 9, 2026, subject to extension in certain circumstances (the “Cut-Off Time”) in order to enter into a definitive agreement with respect to a Superior Proposal with an Excluded Party in accordance with the terms of the Merger Agreement, the termination fee payable by the Company to Parent will be $16,000,000.

From and after 11:59 p.m. (New York City time) on the No Shop Period Start Date, other than as permitted with respect to certain circumstances as described in the Merger Agreement, including in connection with continued negotiations with any Excluded Party, the Company has agreed to promptly cease any solicitations, discussions or negotiations with any third party that may be ongoing with respect to any Competing Proposal and not directly or indirectly solicit, initiate, provide any non-public information in response to, or knowingly encourage or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Proposal. Notwithstanding the above, on or after the No Shop Period Start Date and prior to obtaining the Company Shareholder Approval, the Company may participate or engage in discussions or negotiations and provide non-public information to a third party who has made a bona fide Acquisition Proposal if the Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Competing Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement).

Closing Conditions

The consummation of the Mergers is subject to certain customary closing conditions, including, among others, the approval of the Company Merger by the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at a shareholders meeting on the Company Merger (the “Shareholder Approval”), and a Company Material Adverse Effect not having occurred. The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by the Parent Parties.

Termination of the Merger Agreement; Termination Payment

The Merger Agreement contains customary termination rights, including the right of either party to terminate the Merger Agreement if the Mergers have not been completed by 11:59 p.m. (New York City time) on August 2, 2026, or the Shareholder Approval has not been obtained upon a vote taken at the shareholders meeting or any adjournment or postponement thereof.

The Merger Agreement also may be terminated under certain circumstances, including by Parent if, subject to certain limitations, the Company Board effects an Adverse Recommendation Change or by the Company if, subject to certain limitations, the Company determines to enter into a definitive agreement with respect to Superior Proposal. In addition, either party may terminate in the event of certain uncured breaches by the other party.

If the Merger Agreement is terminated by the Company prior to the Cut-Off Time in order to enter into a definitive agreement with respect to a Superior Proposal with an Excluded Party the termination fee payable by the Company to Parent will be $16,000,000. Upon termination of the Merger Agreement (i) with respect to the Company’s entry into an agreement with respect to a Superior Proposal other than as described in the preceding sentence, (ii) the  Company Board effecting an Adverse Recommendation Change,  or (iii) in certain other enumerated circumstances, the Company will be required to pay Parent a termination fee of $34,000,000 (the “Company Termination Payment”).

A termination fee in the amount of $122,000,000 (the “Parent Termination Payment”) will become payable by Parent in the event (i) Parent fails to consummate the Mergers within four Business Days following the satisfaction or waiver of all  conditions (other than those conditions that, by their nature, are to be satisfied as of the closing, but subject to the ability for such conditions to be satisfied), or if Parent breaches the Merger Agreement in a manner that would cause the related closing conditions to not be met. The Company is not entitled to specifically enforce Parent’s obligation to consummate the Mergers.

Dividends

Pursuant to the terms of the Merger Agreement, the Company is not permitted to issue its regular quarterly dividends during the pendency of the Mergers.  The Company may declare and pay dividends to its shareholders solely in order for the Company and its subsidiaries to maintain its qualification as a real estate investment trust (“REIT”). Any such dividend would result in an offsetting decrease to the Company Merger Consideration and the Partnership Merger Consideration. No such dividend is currently anticipated.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in all material respects in the ordinary course consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers. The Merger Agreement also requires the Company to convene and hold a shareholders meeting for the purpose of obtaining the Shareholder Approval.

***

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide shareholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company Parties, the Parent Parties or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Parent Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Parent Parties and their respective affiliates or businesses and the Transactions, each of which will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the Transactions, as well as in the other filings that the Company will make with the Securities and Exchange Commission (“SEC”).

Commitments and Guarantee

The Parent Parties have secured committed financing, consisting of a combination of (i) equity financing to be provided by investment funds affiliated with Parent on the terms and subject to the conditions set forth in an equity commitment letter provided by such funds (the “Equity Commitment Letter”), and (ii) debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”), the aggregate proceeds of which will be sufficient for the Parent Parties to pay all amounts the Parent Parties may be obligated to pay pursuant to the Merger Agreement or the Mergers, including the aggregate Company Merger Consideration and the aggregate Partnership Merger Consideration and all related fees and expenses. The equity commitments pursuant to the Equity Commitment Letter are subject to increase, if applicable, in the event of (x) a decrease in the debt financing actually funded at the closing or (y) failure to assume certain existing indebtedness of the Company.

The Debt Commitment Letter includes a number of customary conditions, which upon their occurrence could result in lenders unilaterally terminating their commitment to provide debt financing. Such conditions include: (i) the contemplated borrower fails to provide customary “know your customer” information to the lenders within the debt commitment period; (ii) the guarantors have made certain untrue or false customary limited conditionality representations and warranties to lenders that remain untrue at closing and could reasonably be expected to materially and adversely affect the debt financing; (iii) the filing of any petition of bankruptcy, insolvency or reorganization by or against the guarantors, Company, the contemplated borrower or any of their respective subsidiaries that own interest in the property or the contemplated borrower; (iv) the occurrence of a Company Material Adverse Effect and (v) the Merger Agreement is terminated in whole for any reason prior to closing.

In addition, certain affiliates of Parent have entered into a guarantee for certain other payment obligations of the Parent Parties under the Merger Agreement in favor of the Company (the “Limited Guarantee”), up to an aggregate amount equal to the Parent Termination Payment, plus certain reimbursement and recovery costs, subject to the terms and conditions of the Limited Guarantee.

Item 7.01	Regulation FD Disclosure.

On February 2, 2026, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://pkst.com or by contacting the Company’s Investor Relations by email at ir@pkst.com.

Participants in the Solicitation

The Company and its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about the Company’s trustees and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on April 11, 2025, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities for the Company, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” and “increases,” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the Shareholder Approval required to consummate the proposed Mergers and the timing of the closing of the proposed Mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Mergers would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement, (iii) the risk that shareholder litigation in connection with the proposed Mergers may affect the timing or occurrence of the proposed Mergers or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed Mergers, the response of business partners and competitors to the announcement of the proposed Mergers, potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the proposed Mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Mergers, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) increased or unanticipated competition in the real estate market, (vii) the uncertainties of real estate development, acquisition and disposition activity, (viii) maintenance of real estate investment trust (“REIT”) status, (ix) fluctuations in interest rates and the costs and availability of financing, (x) the ability to enter into new leases or renew leases on favorable terms, (xi) dependence on tenants’ financial condition, and (xii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025 (as amended on March 27, 2025), as updated by the Company’s subsequent periodic reports filed with the SEC, including the Company’s report on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025 and November 5, 2025, respectively. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should not place undue reliance upon forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1*§
Agreement and Plan of Merger, dated as of February 2, 2026, by and among BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P., BSREP V Brookfield Neon Sub L.P., Neon REIT Merger Sub LLC, Neon OP Merger Sub LLC, Peakstone Realty Trust and PKST OP, L.P.

99.1	Press Release, dated February 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

 § Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAKSTONE REALTY TRUST

Date: February 2, 2026	By:	/s/ Javier F. Bitar
	Name:	Javier F. Bitar
	Title:	Chief Financial Officer and Treasurer